CONSULTANT COMPENSATION AGREEMENT NO. 1


                CONSULTANT COMPENSATION AGREEMENT


          THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 15th day of December, 1998, among Medivest, Inc., a Utah corporation ("Medivest"); and Leonard W. Burningham, Esq., who has executed and delivered this Plan by the execution and delivery of the Counterpart Signature Page which are designated as Exhibit "A" hereof (collectively, the "Consultant").

          WHEREAS, the Board of Directors of Medivest has adopted a written compensation agreement for compensation of an individual Consultant who is a natural person; and

          WHEREAS, Medivest has engaged the Consultant to provide services at the request of and subject to the satisfaction of its management, and intends to avail itself of the services of the Consultant during the term hereof; and

          WHEREAS, the Consultant has provided and wishes to provide services at the request and subject to the approval of the management of Medivest; and

          WHEREAS, a general description of the nature of the services performed and to be performed by the Consultant and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

          WHEREAS, Medivest and the Consultant intend that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Medivest may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Medivest;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Compensation Plan

          1.1 Employment. Medivest hereby employs the Consultant and the Consultant hereby accepts such employment, and has performed and agrees to perform the services requested by management of Medivest to its satisfaction during the term hereof. The services performed and to be performed by the Consultant hereunder have been and shall be personally rendered by the Consultant, and no one acting for or on behalf of the Consultant, except those persons normally employed by the Consultant in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. All services rendered or to be rendered by the Consultant hereunder have been or are being rendered as independent contractors, and the Consultant shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultant shall indemnify and hold Medivest harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultant in computing the billable rate for the services the Consultant have rendered and agreed to render to Medivest.

          1.3 Payment. Medivest and the Consultant agree that Medivest shall pay the invoices of the Consultant for the services performed under this Plan by the issuance of shares of its common stock at a price of $0.03 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.4 Invoices for Services. On the completion of rendering the services performed by the Consultant hereunder, the Consultant shall provide Medivest with a written invoice detailing the services duly performed. Such invoice shall be paid by Medivest in accordance with Section 1.3 above, subject to the satisfaction of the management of Medivest that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by the Consultant shall be deemed to be a subscription by the Consultant to purchase shares of common stock of Medivest at the price outlined in Section 1.3 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Limitation on Services. None of the services to be rendered by the Consultant and paid for by the issuance of shares of common stock of Medivest shall be services related to any "capital raising" transaction.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultant shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.3 above during the term hereof; the Consultant assume the risk of any decrease in the per share price or value of the shares of common stock of Medivest that may be issued by Medivest for services performed by the Consultant hereunder, and the Consultant agrees that any such decrease shall in no way affect the rights, obligations or duties of the Consultant hereunder

          1.7 Delivery of Shares. On submission of an invoice for services actually performed by the Consultant, and duly verified to the satisfaction of Medivest, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the Consultant at the address listed on the Counterpart Signature Page, unless another address shall be provided to Medivest in writing prior to the issuance of such shares.

          1.8  Adjustments in the Number of Shares of Common Stock and
Price Per Share. Medivest and the Consultant agree that the per share price of shares of common stock that may be issued by Medivest to the Consultant for services performed under this Plan has been arbitrarily set by Medivest; however, in the event Medivest shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Medivest prior to the issuance of shares to the Consultant, that the per share price and the number of shares issuable to the Consultant for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.9 Effective Date. The Effective Date of the Plan for the Consultant shall be the date set forth on the Counterpart Signature Page.

          1.10 Condition Precedent to the Issuance of Securities Under the Plan. The total number of securities to be issued under the Plan shall not exceed 10% of the outstanding securities of Medivest on the date of issuance.


                            Section 2

            Representations and Warranties of Medivest

          Medivest represents and warrants to, and covenants with, the Consultant as follows:

          2.1 Corporate Status. Medivest is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Medivest has duly adopted a written compensation agreement as defined in Rule 405 of the Commission pursuant to which Medivest may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Medivest.

          2.3 Registration Statement on Form S-8. Medivest shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Medivest; and Medivest will provide to the Consultant prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the written compensation agreement adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Medivest shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Medivest shall not request the Consultant to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Medivest is required to file reports with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Medivest has or will file with the Commission all reports required to be filed by it forthwith, and such reports are or will be true and correct in every material respect; and Medivest will continue to comply with these reporting requirements and keep such reports current so long as any of the shares remain to be issued hereunder.

          2.7 Corporate Authority and Due Authorization. Medivest has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Medivest hereunder have been duly authorized by all requisite corporate action on the part of Medivest, and this Plan constitutes a valid and binding obligation of Medivest and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Medivest.

                            Section 3

         Representations and Warranties of the Consultant

          The Consultant represents and warrants to, and covenants with, Medivest as follows:

          3.1 Employment. The Consultant hereby accepts employment by Medivest, and agrees to perform the services requested by management of Medivest to its satisfaction during the term hereof. The services performed and to be performed by the Consultant hereunder shall be personally rendered by the Consultant, and no one acting for or on behalf of the Consultant.

          3.2 Sophisticated Investors. The Consultant represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultant has the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Medivest, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services.

          3.3 Suitability of Investment. Prior to the execution of this Plan, the Consultant shall have provided the services outlined in the respective Counterpart Signature Pages to Medivest, and the Consultant, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Medivest is a suitable investment for the Consultant.

          3.4 Limitation on Services. None of the services rendered or to be rendered by the Consultant and paid for by the issuance of shares of common stock of Medivest shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. The Consultant has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultant hereunder constitutes a valid and binding obligation of the Consultant and performance hereunder will not violate any other agreement to which any of the Consultant is a party.

                            Section 4

                            Indemnity

          Medivest and the Consultant agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Medivest to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                            Section 5

                        General Provisions

          5.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Medivest:          55 West 200 North
                              Provo, Utah 84601

          If to Consultant:        The address listed on the
                              Counterpart Signature Page


          5.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          5.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          5.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          5.6 Assignment. Neither Medivest nor the Consultant can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          5.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                                   MEDIVEST, INC.


Date: 12/15/98                     By /s/ Jeannie Hullinger,
                                          President

                           EXHIBIT "A"


                CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement among Medivest and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

Date: 12/17/98                     Leonard W. Burningham, Esq.
                                   455 East 500 South, #205
                                   Salt Lake City, Utah  84111



                                           Maximum Value
                                           of Services
General Description of Services               to be Performed

General legal services, including                 $3,000
preparing the delinquent reports of
Medivest required to be filed with the
Securities and Exchange Commission